Exhibit 10.02

EXECUTION VERSION

INCREMENTAL FACILITY AMENDMENT

INCREMENTAL FACILITY AMENDMENT, dated as of April 3, 2012 (this “Agreement”), among USPI HOLDINGS, INC., (“Holdings”), UNITED SURGICAL PARTNERS INTERNATIONAL, INC. (the “Borrower”), the Incremental Lender (as defined below), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, reference is hereby made to the Credit Agreement dated as of April 19, 2007, as amended by Amendment No. 1 dated as of August 19, 2009 and the Second Amendment dated as of April 3, 2012 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among others, Holdings, the Borrower, the several lenders from time to time parties thereto and the Administrative Agent;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has requested that a Term Loan Increase in the amount of $10,000,000 be made available to the Borrower, which Loan shall be a New Tranche B Term Loan, and the Administrative Agent and the Incremental Lender (as defined below) have agreed, upon the terms and subject to the conditions set forth herein, that SunTrust Bank (the “Incremental Lender”) will provide the Term Loan Increase (as defined below), and as permitted by Section 2.20 of the Credit Agreement, the Credit Agreement will be amended as set forth herein without additional consent or approval of the other Lenders;

WHEREAS, the proceeds of the Term Loan Increase will be used by the Borrower solely to prepay a portion of the Non-Extended Term Loans and to pay fees and expenses in connection with the establishment of the Term Loan Increase;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.

SECTION 2. Term Loan Increase. Subject to the terms and conditions set forth herein, the Incremental Lender agrees to make a New Tranche B Term Loan to the Borrower on the Term Loan Increase Effective Date (as defined below) in an amount equal to the amount set forth under the heading “New Tranche B Commitment” opposite the Incremental Lender’s name on Annex II hereto (such commitment, the “Term Loan Increase”). The proceeds of the Term Loan Increase will be used by the Borrower solely to prepay a portion of the Non-Extended Term Loans and to pay fees and expenses in connection with the establishment of the Term Loan Increase. The New Tranche B Term Loan made pursuant to the Term Loan Increase shall be made in accordance with the procedures set forth in Section 2.03 of the Credit Agreement.

SECTION 3. Joinder and Amendment of the Credit Agreement. Subject to the terms and conditions set forth herein, on the Term Loan Increase Effective Date (as defined below):

(a) The Term Loan Increase shall be deemed to be a Term Loan Increase (as defined in the Credit Agreement) and a New Tranche B Loan, the Incremental Lender shall be deemed to be an Incremental Term Lender and a New Tranche B Lender and this Agreement shall be deemed to be an Incremental Facility Amendment (as defined in the Credit Agreement), in each case, for all purposes of the Credit Agreement and the other Loan Documents.

(b) Schedule 2.01 (Commitments) to the Credit Agreement is hereby amended by supplementing such schedule with the information contained in Annex II hereto.

SECTION 4. Conditions to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (the date on which such conditions shall have been so satisfied, the “Term Loan Increase Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower, the Administrative Agent and the Incremental Lender.

(b) Each Loan Party shall reaffirm by executing the Guarantee and Collateral Acknowledgement substantially in the form attached hereto as Annex I that the New Tranche B Term Loan made pursuant to the Term Loan Increase shall be secured equally and ratably with the existing Loans by the Collateral.

(c) All accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of one firm of counsel) due and payable to the Administrative Agent in connection with this Agreement on or prior to the Term Loan Increase Effective Date shall have been paid.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Agreement and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby (including, without limitation, certified resolutions from the board of directors, members or other similar body of each Loan Party authorizing the execution, delivery and performance of this Agreement), all in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received the legal opinion of (i) Ropes & Gray LLP, counsel to the Loan Parties, (ii) the General Counsel of the Borrower and (iii) each special and local counsel as may be reasonably requested by the Administrative Agent. Each such legal opinion shall cover such customary matters incidental to this Agreement as the Administrative Agent may request and shall be addressed to the Administrative Agent and the Lenders as of the Term Loan Increase Effective Date. It is understood and agreed that the opinions delivered in connection with the second amendment executed on even date herewith shall be sufficient to satisfy the conditions set forth in this clause (e) to the extent such opinions cover the matters set forth in this clause (e).

(f) The Administrative Agent shall have received a certificate, dated the Term Loan Increase Effective Date and signed by the president or a vice president of the Borrower or a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, together with such other evidence reasonably requested by the Lenders, confirming that (i) the Borrower will be in compliance on a Pro Forma Basis with the Financial Performance Covenant (such covenant to be applied even if no Revolving Loan or Swingline Loan and less than $7.5 million of LC Exposure is outstanding) after giving effect to the transactions contemplated hereby and (ii) at the time of and immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing

(g) The conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied as of the Term Loan Increase Effective Date.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Agreement and to make the New Tranche B Term Loan pursuant to the Term Loan Increase, Holdings and the Borrower each represent and warrant to the Administrative Agent and the Incremental Lender that, on the Term Loan Increase Effective Date, the representations and warranties of each Loan Party set forth in the Loan Documents will be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty will be true and correct in all respects) as of such earlier date). For purposes of this Section 5, the Guarantee and Collateral Acknowledgement dated as of the date hereof (the “Acknowledgement”) shall be included in the definition of Loan Document and the execution and delivery of this Agreement and the Acknowledgement shall be included in the definition of 2012 Transactions.

SECTION 6. Continuing Effect.

(a) Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Term Loan Increase Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.

SECTION 7. Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Incremental Lender an upfront fee in an amount equal to 150 basis points of the amount of the Term Loan Increase provided by the Incremental Lender on the Term Loan Increase Effective Date. Such fee shall be due and payable on the Term Loan Increase Effective Date.

SECTION 8. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent in accordance with the terms in the Credit Agreement.

SECTION 9. Amendments; Execution in Counterparts. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower,

Holdings, the Administrative Agent and the Incremental Lender. This Agreement may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

USPI HOLDINGS, INC.

By:	/s/ Brett P. Brodnax
Name: Brett P. Brodnax
Title: President

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:	/s/ Brett P. Brodnax
Name: Brett P. Brodnax
Title: President

[Signature Page to Incremental Facility Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Dawn L. Lee Lum
Name:	Dawn L. Lee Lum
Title:	Executive Director

[Signature Page to Incremental Facility Amendment]

SUNTRUST BANK, as Incremental Lender

By:	/s/ Jeff Titus
Name: Jeff Titus
Title: Managing Director

[Signature Page to Incremental Facility Amendment]

ANNEX I

Form of Guarantee and Collateral Acknowledgement

April [    ], 2012

Reference is made to the Credit Agreement dated as of April 19, 2007 (as amended from time to time, the “Credit Agreement”) among others United Surgical Partners International, Inc., the Lenders and other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreement.

Each of the parties hereto hereby acknowledges and consents to the Incremental Facility Amendment, dated as of April [    ], 2012 (the “Incremental Facility Amendment”) among Holdings, the Borrower, the Incremental Lender (as defined in the Incremental Facility Amendment), and the Administrative Agent, pursuant to Section 2.20 of the Credit Agreement, and agrees that notwithstanding the effectiveness of the Incremental Facility Amendment, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by the Incremental Facility Amendment. Each Loan Party hereby reaffirms the legality, validity, effectiveness, enforceability and priority of the Liens granted by it to the Collateral Agent for the benefit of the Secured Parties under the Loan Documents to which it is a party to secure the Obligations (after giving effect to the Incremental Facility Amendment and including, for the avoidance of doubt, Obligations in respect of the New Tranche B Term Loan), which Liens shall continue in full force and effect during the term of the Credit Agreement and shall continue to secure the Obligations (after giving effect to the Incremental Facility Amendment), in each case, on and subject to the terms and conditions set forth herein and in the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Collateral Acknowledgement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

[ ]

By:

Name:

Title:

[Signature Page to Guarantee and Collateral Acknowledgement from Incremental Facility Amendment]

ANNEX II

Lender	New Tranche B Commitment

SUNTRUST BANK	$10,000,000